UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2014

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

On May 23, 2014, Kennedy Wilson Europe Real Estate plc (“KWE,” LSE: KWE) issued a release announcing the publication of a shareholder circular with respect to the acquisition of a portfolio of residential and commercial properties located in Dublin (the “Central Park Portfolio”) and a portfolio of properties located across Dublin, with one in Cork, comprising 7 office and 6 retail properties (the “Opera Portfolio”). A copy of the release is furnished herewith as Exhibit 99.1. As previously announced, Kennedy-Wilson Holdings, Inc. (the “Company”) will sell its ownership interests in both the Central Park Portfolio and the Opera Portfolio to KWE. The Company currently owns approximately 25% of the equity interests in the Opera Portfolio and 100% of the equity interests in the Central Park Portfolio.

The Company currently owns approximately 12.2% of the total issued share capital of KWE. A wholly-owned subsidiary of the Company incorporated in Jersey also serves as KWE’s external manager pursuant to an investment management agreement.

The information in this report (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1 Kennedy Wilson Europe Real Estate plc RNS release dated May 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2014	Kennedy-Wilson Holdings, Inc.
	By:	/S/ JUSTIN ENBODY
Justin Enbody Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Kennedy Wilson Europe Real Estate plc RNS release dated May 23, 2014.